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                                                                    EXHIBIT 10.4


                      EMPLOYEE AND TRUST MANAGER INCENTIVE
                                   SHARE PLAN
                                       OF
                                  PALACE REIT

1.       PURPOSE OF THE PLAN AND DEFINITIONS

         1.1 Purpose. The purposes of this Employee and Trust Manager Incentive Share Plan (the "Plan") of Palace REIT (the "Trust") are to:

         (a) furnish incentive to individuals chosen to receive share-based awards because they are considered capable of responding by improving operations and increasing profits;

         (b) encourage selected persons to accept or continue employment with the Trust; and

         (c) increase the interest of Trust Managers in the Trust's welfare through their participation in the growth in value of the Trust's Shares.

To accomplish these purposes, this Plan provides a means whereby Employees, Trust Managers and other enumerated persons may receive Awards.

         1.2 Definitions. For purposes of this Plan, the following terms have the following meanings:

                 "Affiliate" means a parent or subsidiary entity, to be interpreted in accordance with the comparable terms "parent" and "subsidiary" corporation in the applicable provisions (currently Section 424) of the Code at the time this definition is being applied.

                 "Award" means any award under this Plan, including any grant of Options, Restricted Shares, Share Appreciation Rights, Dividend Equivalent Rights or Trust Manager Shares.

                 "Award Agreement" means, with respect to each Award, the written agreement executed by the Trust and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.

                 "Board" means the Board of Trust Managers of the Trust.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                 "Commission" means the Securities and Exchange Commission and any successor agency.

                 "Committee" has the meaning given it in Section 4.1.

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                 "Common Shares" or "Shares" means common shares of beneficial interest of the Trust, no par value.

                 "Declaration of Trust" means the then operative declaration of trust adopted by the shareholders of the Trust.

                 "Dividend Equivalent Right" means an Award of rights pursuant to Section 9.

                 "Effective Date" has the meaning given it in Section 19.

                 "Employee" has the meaning ascribed to it for purposes of
Section 3401(c) of the Code and the Treasury Regulations adopted under that Section, and it includes an officer or a Trust Manager who is also an employee of the Trust.

                 "Employment Termination" means that a Participant has ceased, for any reason and with or without cause, to be an Employee or Trust Manager of, or a consultant to, the Trust or any Affiliate of the Trust. However, the term "Employment Termination" shall not include a Non-Employee Trust Manager ceasing to be a Trust Manager or a transfer of a Participant from the Trust to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Trust unless the Committee has provided otherwise.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                 "Exercise Notice" has the meaning given it in Section 6.1(h).

                 "Executive Officer" means an eligible person who, as of the earlier of: (i) the date an Award is vested, (ii) the date restrictions with respect to an Award lapse or (iii) the date a payment is made pursuant to an Award Agreement, is a "covered employee" as defined in Section 1.162-27(c)(2) of the Treasury Regulations and any successor Treasury Regulation adopted under
Section 162(m).

                 "Grant Date" has the meaning given it in Section 6.1(d).

                 "Incentive Share Option" or "ISO" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code, and any successor provision.

                 "Non-Employee Trust Manager" means a person who qualifies as a "Non-Employee Director" as defined in Rule 16b-3 and an "outside director" as defined in Treasury Regulation Section 1.162-27(e)(3) and any successor Treasury Regulation.





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                 "Non-Qualified Share Option" or "NQO" means any Option that is not an Incentive Share Option.

                 "Option" means an option granted under Section 5.

                 "Participant" means an eligible person who is granted an Award.

                 "Plan" means this Employee and Trust Manager Incentive Share Plan.

                 "Restricted Shares" means an Award granted under Section 7.

                 "Retainer" has the meaning given it in Section 10.

                 "Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rules 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

                 "Section 16(b)" means Section 16(b) under the Exchange Act.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                 "Share Appreciation Right" means an Award granted under
Section 8.

                 "Ten Percent Shareholder" means any person who, at the time this definition is being applied, owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Code Section 424 or any successor statute), shares of the Trust constituting more than 10% of the total combined voting power of all classes of outstanding shares of the Trust or of any Affiliate of the Trust.

                 "Trust" has the meaning given it in Section 1.1.

                 "Trust Manager" means a person elected or appointed and serving as a trust manager of the Trust in accordance with the Declaration of Trust and the Texas Real Estate Investment Trust Act.

                 "Trust Manager Option" has the meaning given it in Section 5.3.

                 "Trust Manager Shares" means Shares issued to a Non-Employee Trust Manager under Section 10.





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2.       ELIGIBLE PERSONS

         Every person who, at or as of the Grant Date, is (a) a full-time Employee of the Trust or of an Affiliate of the Trust, (b) a Trust Manager of the Trust or a trust manager of an Affiliate of the Trust, or (c) someone whom the Committee designates as eligible for an Award (other than for Incentive Share Options) because the person (i) performs bona fide consulting or advisory services for the Trust or an Affiliate of the Trust pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and (ii) has a direct and significant effect on the financial development of the Trust or an Affiliate of the Trust, shall be eligible to receive Awards hereunder. Trust Managers of the Trust who are not full-time Employees are only eligible to receive Trust Manager Options under Section 5.3 and Trust Manager Shares under Section 10.

3.       SHARES SUBJECT TO THIS PLAN

         The total number of Shares that may be issued under Awards is an amount of Shares equal to 5% of the Trust's outstanding Shares on a fully-diluted basis, with such amount of Shares not to exceed 500,000. Such Shares may consist, in whole or in part, of authorized and unissued Common Shares or Shares reacquired in private transactions or open market purchases, but all Shares issued under the Plan, regardless of their source, shall be counted against the Share limitation. Any Shares that are retained by the Trust upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. Any Shares subject to unexercised portions of Options granted under the Plan which shall have been terminated, been cancelled or expired may again be subject to Options hereunder. The number of Shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan. Notwithstanding the foregoing, no downward adjustment in the number of Shares available for issuance under this Plan will be made as a result of decreases in the number Shares outstanding that do not constitute changes in the capitalization of the Company that affect all shareholders.

4.       ADMINISTRATION

         4.1 Committee. This Plan shall be administered by a committee (the "Committee") appointed by the Board. The Committee shall be constituted so that, so long as Shares are registered under Section 12 of the Exchange Act, each member of the Committee shall be a Non-Employee Trust Manager. The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, the Committee shall not consist of fewer than two persons. Notwithstanding the foregoing, this Plan shall be administered by the Board prior to the formation of the Committee and during that period, the Board shall have all authority granted to the Committee under this Plan.

         4.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from the





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Committee by giving at least three days' prior written notice to the Board.
The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or, so long as Shares are registered under
Section 12 of the Exchange Act, any other minimum number that Rule 16b-3 promulgated under the Exchange Act may require from time to time (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3).

         4.3 Meetings and Actions of Committee. The Board shall designate which of the Committee members shall be the chairperson of the Committee. If the Board fails to designate a chairperson for the Committee, the members of the Committee shall elect one of the Committee members as chairperson, who shall act as chairperson until he or she ceases to be a member of the Committee or until the Board (or the Committee) elects a new chairperson. The Committee shall hold its meetings at those times and places as the chairperson of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee is present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote of all of its members present, at a meeting at which a quorum is present, and a unanimous vote of the members of the Committee shall be required if the Committee is comprised of only two members; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with this Plan, the Declaration of Trust, the Bylaws of the Trust or Rule 16b-3 (so long as it is applicable).

         4.4 Committee's Powers. Subject to the express provisions of this Plan and Rule 16b-3 (so long as it is applicable), the Committee shall have the authority, in its sole discretion: (a) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of Shares that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to (i) the period or periods and extent of exercisability of any Option or Share Appreciation Right,
(ii) the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted, (iii) the effect of Employment Termination on an Award, and (iv) the effect of approved leaves of absence (consistent with any applicable Treasury Regulations); (e) to accelerate the time of exercisability of any Option, Dividend Equivalent Right or Share Appreciation Right; (f) to construe the respective Award Agreements and the Plan; (g) to make determinations of the fair market value of Shares; (h) to waive any provision, condition or limitation set forth in an Award Agreement; (i) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemptions provided by Rule 16b-3 (so long as it is applicable, and unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and (j) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and





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responsibilities as the Committee deems appropriate.  Subject to Rule 16b-3 (so long as it is applicable), the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive. Notwithstanding any provision in this Plan to the contrary, Awards will be made to Non-Employee Trust Managers only under Sections 5.3 and 10 of this Plan. In addition, notwithstanding any provision of this Plan to the contrary, the Committee may not in any manner exercise discretion under the Plan with respect to any Awards made to Non-Employee Trust Managers.

         4.5 Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

5.       GRANT OF OPTIONS

         5.1 Written Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether each Option it evidences is a NQO or an ISO.

         5.2 Annual $100,000 Limitation on ISOs. To the extent that the aggregate "fair market value" of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account ISOs granted under this Plan and any other plan of the Trust or any Affiliate of the Trust, the Options covering such additional Shares becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the "fair market value" of Shares subject to Options shall be determined as of the date the Options were granted. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.

         5.3 Annual Grants to Non-Employee Trust Managers. On the last day of each calendar year beginning with the last day of 1998, each Non-Employee Trust Manager who is then a member of the Board shall automatically be granted a NQO to purchase 1,000 Shares (each such Option is referred to herein as a "Trust Manager Option"). The exercise price of Trust Manager Options shall be the fair market value of the Shares subject to such Option on the date the Option is granted. Each Trust Manager Option shall be fully exercisable upon the date of grant and continuing, unless sooner terminated as provided in this Plan, for 10 years after the date it is granted. If, for any reason other than death or permanent and total disability, a Non-Employee Trust Manager ceases to be a member of the Board, each Trust Manager Option held by that Non-Employee Trust Manager on the date that the Non-Employee Trust Manager ceases to be a member of the Board may be exercised in whole or in part at any time within one year after the date of such termination or until the expiration of the Trust Manager Option, whichever is earlier. If a Non-Employee Trust Manager dies or becomes permanently and totally disabled (within the meaning of Section 422(c)(6) of the Code) while a member of the Board (or within the period that the Trust Manager Options remain exercisable after the Non-Employee Trust Manager ceases to be a member of the Board), each Trust Manager Option then held by that Non-Employee Trust Manager may be exercised, in whole or in part, by the Non-Employee Trust Manager, by the Non-Employee Trust Manager's personal representative or by the person to whom the Non-Employee Trust Manager transferred the Trust Manager Option by will or





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the laws of descent and distribution, at any time within two years after the date of death or permanent and total disability of the Non-Employee Trust Manager or until the expiration date of the Trust Manager Option, whichever is earlier. Each Trust Manager Option shall be evidenced by an Award Agreement.

6.       CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS

         Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in Section 6.1. Notwithstanding the foregoing, the Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.4.

         6.1 All Awards. All Options and other Awards shall be subject to the following terms and conditions:

         (a) Changes in Capital Structure. If the number of outstanding Shares is increased by means of a share dividend payable in Shares, a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such dividend, subdivision or reclassification, the number and class of Shares subject to this Plan (including without limitation its Sections 3, 5.3 and 10) and each outstanding Award shall be increased in proportion to such increase in outstanding Shares and the then-applicable exercise price of each outstanding Award shall be correspondingly decreased.
If the number of outstanding Shares is decreased by means of a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such split, subdivision or reclassification, the number and class of Shares subject to this Plan (including without limitation its Sections 3, 5.3 and 10) and each outstanding Award shall be decreased in proportion to such decrease in outstanding Shares and the then-applicable exercise price of each outstanding Award shall be correspondingly increased.

         (b) Certain Corporate Transactions. This Section 6.1(b) addresses the impact of certain corporate transactions on outstanding Awards other than Awards granted to Non-Employee Trust Managers (except to the extent provided in Section 6.1(c)) and other than transactions requiring adjustments in accordance with Section 6.1(a). In the case of any reclassification or change of outstanding Shares issuable upon exercise of an outstanding Award or in the case of any consolidation or merger of the Trust with or into another entity (other than a merger in which the Trust is the surviving entity and which does not result in any reclassification or change in the then-outstanding Shares) or in the case of any sale or conveyance to another entity of the property of the Trust as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Trust or such successor or purchasing entity, as the case may be, shall make lawful and adequate provision whereby the holder of each outstanding Award shall thereafter have the right, on exercise of such Award, to receive the kind and amount of securities, property and/or cash receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Award immediately before such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall include adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 6.1(a). Notwithstanding the foregoing, if such a transaction occurs, in lieu of causing such rights to be substituted for outstanding Awards, the Committee may,





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upon 20 days' prior written notice to Participants in its sole discretion:  (i)
shorten the period during which Awards are exercisable, provided they remain exercisable, to the extent otherwise exercisable, for at least 20 days after the date the notice is given, or (ii) cancel an Award upon payment to the Participant in cash, with respect to each Award to the extent then exercisable, of an amount which, in the sole discretion of the Committee, is determined to be equivalent to the amount, if any, by which the fair market value (at the effective time of the transaction) of the consideration that the Participant would have received if the Award had been exercised before the effective time exceeds the exercise price of the Award. The actions described in this Section 6.1(b) may be taken without regard to any resulting tax consequences to the Participant. The fourth sentence of this Section 6.1(b) shall not apply to any Award held by a person then subject to Section 16(b) if such Award has not been outstanding for at least six months.

         (c) Special Rule For Non-Employee Trust Managers. In the case of any of the transactions described in the second sentence of Section 6.1(b), that second sentence and the third sentence, but not the fourth sentence, of
Section 6.1(b) shall apply to any outstanding Options granted to Non-Employee Trust Managers under Section 5.3.

         (d) Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the "Grant Date").

         (e) Fair Market Value. For purposes of this Plan, the fair market value of Shares shall be determined as follows:

                 (i) If the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market System, its fair market value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication.

                 (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be determined in good faith by the Committee, with reference to the Trust's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Trust, the economic outlook in the Trust's industry, the Trust's position in the industry and its management, and the values of stock of other enterprises in the same or similar lines of business.

         (f) Time of Exercise; Vesting. Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award.

         (g) Nonassignability of Rights. No Award that is a derivative security (as defined in Rule 16a-1(c) under the Exchange Act) shall be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of ISOs specified in the Code have been satisfied) or by will or the laws of the descent and





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distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA. Awards requiring exercise shall be exercisable only by the Participant, assignees that were approved by the Committee, executors, administrators or beneficiaries of the Participant (who are the permitted transferees hereunder), guardians or members of a committee for an incompetent Participant, or similar persons duly authorized by law to administer the estate or assets of a Participant.

         (h) Notice and Payment. To the extent it is exercisable, an Award shall be exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Trust or its designated agent during the term of the Award (the "Exercise Notice"). The Exercise Notice shall: (x) state the number of Shares with respect to which the Award is being exercised; (y) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to Section 6.1(g); and (z) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as provided below, payment in full, in cash or check, shall be made for all Shares purchased at the time notice of exercise of an Award is given to the Trust. The proceeds of any payment shall constitute general funds of the Trust. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:

                 (i) for all Participants other than officers and Trust Managers, acceptance of each such Participant's full recourse promissory note for some or all (to the extent permitted by law) of the exercise price of the Shares being acquired, payable on such terms and bearing such interest rate as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Shares which are the subject of the Award or other securities;

                 (ii) for all participants, delivery by each such Participant of Shares already owned by such Participant for all or part of the exercise price of the Award being exercised, provided that the fair market value of such Shares is equal on the date of exercise to the exercise price of the Award being exercised, or such portion thereof as the Participant is authorized to pay and elects to pay by delivery of such Shares;

                 (iii) for all Participants, surrender by each such Participant, or withholding by the Trust from the Shares issuable upon exercise of the Award, of a number of Shares subject to the Award being exercised with a fair market value equal to some or all of the exercise price of the Shares being acquired, together with such documentation as the Committee and the broker, if applicable, shall require; or

                 (iv) for all Participants, to the extent permitted by applicable law, payment may be made pursuant to arrangements with a brokerage firm under which that brokerage firm, on behalf of a Participant, shall pay to the Trust the exercise price of the Award being exercised (either as a loan to the Participant or from the proceeds of the sale of Shares issued under that Award), and the Trust shall promptly cause the Shares being purchased under the Award to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.





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If the exercise price is satisfied in whole or in part by the delivery of
Shares pursuant to paragraph (ii) above, the Committee may issue the Participant an additional Option, with terms identical to those set forth in the option agreement governing the exercised Option, except for the exercise price which shall be the fair market value used for such delivery and the number of Shares subject to such additional Option shall be the number of Shares so delivered.

         (i) Termination of Employment. Any Award or portion thereof which has not vested on or before the date of a Participant's Employment Termination shall expire on the date of such Employment Termination. As to an Award or portion thereof that has vested by the time of Employment Termination, the Committee shall establish, in respect of each Award when granted, the effect of an Employment Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the Employee). Notwithstanding any other provision in this Plan or the Award Agreement, the Committee may decide in its discretion at the time of any Employment Termination (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b), as applicable) and not decrease the number of Shares covered by the Award with respect to which the Award is exercisable or vested. A transfer of a Participant from the Trust to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Trust, shall not be deemed an Employment Termination or a break in continuous employment unless the Committee has provided otherwise.

         (j) Death, Disability or Retirement. Any Award or portion thereof which has not vested on or before the date of the Participant's death, disability or retirement shall expire on the date of such Participant's death, disability or retirement. As to an Award or portion thereof that has vested by the date of death, disability or retirement of the Participant, such Awards or portions thereof must be exercised within two years of the date of the Participant's death, disability or retirement by the Participant or a person authorized under this Plan to exercise such Award.

         (k) Payment of Dividends Upon Exercise of Options. Upon exercise of an Option, the Participant shall be entitled to receive a cash payment from the Trust equal to the amount of dividends that have been paid from the Grant Date of the Option through the date of exercise of the Option on that number of Common Shares that is equal to the number of Common Shares being purchased upon exercise of such Option.

         (l) Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code, unless the Committee determines otherwise.

         (m) Withholding and Employment Taxes. At the time of exercise of an Award, the lapse of restrictions on an Award or a disqualifying disposition of Shares issued under an ISO (within the meaning of Section 6.3(c)), the Participant shall remit to the Trust in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be





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prescribed by the Committee, to have Shares which are acquired upon exercise of an Award withheld by the Trust or tender other Shares owned by the Participant to the Trust at the time that the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to such limitations as the Committee determines are necessary or appropriate to comply with Rule 16b-3 in the case of Participants who are subject to Section 16(b). For example, the Committee may require that the election be irrevocable and that the election not be made within six months of the acquisition of the securities to be tendered to satisfy the tax withholding obligation (except that this limitation shall not apply in the event that death or disability of the Participant occurs before the expiration of the six-month period). Any Shares so withheld or tendered shall be valued by the Trust as of the date they are withheld or tendered. If Shares are tendered to satisfy such withholding tax obligation, the Committee may issue the Participant an additional Option, with terms identical to those set forth in the option agreement governing the Option exercised, except that the exercise price shall be the fair market value used by the Trust in accepting the tender of Shares for such purpose and the number of Shares subject to the additional Option shall be the number of Shares tendered by the Participant.

         6.2 Terms and Condition to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

         (a) Exercise Price. The exercise price of a NQO shall be determined by the Committee; provided, however, that the exercise price of a NQO shall not be less than the fair market value of the Shares subject to the Option on the Grant Date or, if required by applicable state securities laws in the case of a NQO granted to any Ten Percent Shareholder, not less than 110% of such fair market value.

         (b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date, each NQO shall expire 10 years after the Grant Date or, if required by applicable state securities laws in the case of a NQO granted to a Ten Percent Shareholder, five years after the Grant Date.

         6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

         (a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the Shares covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to a Ten Percent Shareholder shall not be less than 110% of such fair market value.

         (b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; provided, however, that an ISO granted to a Ten Percent Shareholder shall expire no later than five years after the Grant Date.

         (c) Disqualifying Dispositions. If Shares acquired by exercise of an ISO are disposed of within two years after the Grant Date or within one year after the transfer of the Shares to the optionee, the holder of the Shares immediately before the disposition shall promptly notify the Trust in writing of the date and terms of the disposition, shall provide such other information regarding the disposition as the Trust may reasonably require and shall pay the Trust any withholding and employment taxes which the Trust in its sole discretion deems applicable to the disposition.

         (d) Termination of Employment. Notwithstanding Section 6.3(i), all vested ISOs must be exercised within three months of the Employment Termination of the optionee unless such Employment Termination is due to the employee being disabled (within the meaning of Section 422 (c)(6) of the Code), in which case the ISO shall be exercised within one year of the Employment Termination, notwithstanding Section 6.3(j).

         6.4 Surrender of Options. The Committee, acting in its sole discretion, may include a provision in an option agreement allowing the optionee to surrender the Option covered by the agreement, in whole or in part in lieu of exercise in whole or in part, on any date that the fair market value of the Shares subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the option agreement, together with a signed statement which specifies the number of Shares as to which the optionee is surrendering the Option, together with a request for such type of payment.
Upon such surrender, the optionee shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or Shares, or a combination of the two, equal to (or equal in fair market value to) the excess of the fair market value of the Shares covered by the portion of the Option being surrendered on the date of surrender over the exercise price for such Shares. The Committee, acting in its sole discretion, shall determine the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Rule 16b-3, the Committee may terminate an optionee's rights to receive payments in cash for fractional Shares. Any option agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of Options as may be necessary to satisfy the conditions of Rule 16b-3.

7.       RESTRICTED SHARES.

         Restricted Shares shall be subject to the following terms and conditions:

         7.1 Grant. The Committee may grant one or more Awards of Restricted Shares to any Participant other than Non-Employee Trust Managers. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Unless the Committee provides otherwise, the restrictions shall not lapse earlier than six months after the date of the Award. Pending the lapse of restrictions, certificates evidencing Restricted Shares shall bear a legend referring to the restrictions and shall be held by the Trust. Prior to the issuance of any Restricted Shares, the Participant receiving such Restricted Shares shall pay to the Trust an amount of cash equal to, at a minimum, the par value per Restricted Share multiplied by the number of Restricted Shares to be issued. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce restrictions applicable thereto.

         7.2 Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

         7.3 Dividends. Unless otherwise determined by the Committee, cash dividends with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates, and dividends payable in Shares shall be paid in the form of Restricted Shares having the same terms as the Restricted Shares upon which such dividend is paid. Each Award Agreement for Awards of Restricted Shares shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Trust any cash dividends paid with respect to any Restricted Shares which are subsequently forfeited.

         7.4 Forfeiture of Restricted Shares. Except to the extent otherwise provided in the governing Award Agreement, when a Participant's Employment Termination occurs, the Participant shall automatically forfeit all Restricted Shares still subject to restriction.

8.       SHARE APPRECIATION RIGHTS

         The Committee may grant Share Appreciation Rights to eligible persons other than Non-Employee Trust Managers. A Share Appreciation Right shall entitle its holder to receive from the Trust, at the time of exercise of the right, an amount in cash equal to (or, at the Committee's discretion, Shares equal in fair market value to) the excess of the fair market value (at the date of exercise) of a Share over a specified price fixed by the Committee in the governing Award Agreement multiplied by the number of Shares as to which the holder is exercising the Share Appreciation Right. The specified price fixed by the Committee shall not be less than the fair market value of the Shares at the date of grant of the Share Appreciation Right. Share Appreciation Rights may be granted in tandem with any previously or contemporaneously granted Option or independent of any Option. The specified price of a tandem Share Appreciation Right shall be the exercise price of the related Option. Any Share Appreciation Rights granted in connection with an ISO shall contain such terms as may be required to comply with Section 422 of the Code.

9.       DIVIDEND EQUIVALENT RIGHTS

         9.1 General. The Committee shall have the authority to grant Dividend Equivalent Rights to Participants other than Non-Employee Trust Managers upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in this Plan. Each Dividend Equivalent Right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the quarterly dividend declared and paid by the Trust on one Common Share. If the Dividend Equivalent Right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any Share Appreciation Right related to the Option is exercised, or the expiration date set forth in the Option.

         9.2 Rights and Options. Each Dividend Equivalent Right may relate to a specific Option granted under this Plan and may be granted to the optionee either concurrently with the grant of such

Option or at such later time as determined by the Committee, or each Dividend Equivalent Right may be granted independent of any Option.

         9.3 Payments. The Committee shall determine at the time of grant whether payment pursuant to a Dividend Equivalent Right shall be immediate or deferred and if immediate, the Trust shall make payments pursuant to each Dividend Equivalent Right concurrently with the payment of the quarterly dividend to holders of Common Shares. If deferred, the payments shall not be made until a date or the occurrence of an event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the Dividend Equivalent Right is forfeited under the terms of the Plan or applicable Award Agreement. The Committee shall also determine in its sole discretion whether any portion of any payment shall be made in the ____ of Common Shares.

         9.4 Termination of Employment. In the event of Employment Termination, any Dividend Equivalent Right held by such Participant on the date of Employment Termination shall automatically be forfeited, unless otherwise expressly provided by the Committee.

10.      TRUST MANAGER SHARES

         10.1 Election. The Trust intends to pay each Non-Employee Trust Manager an annual fee in the amount set from time to time by the Board (the "Retainer"). Each Non-Employee Trust Manager shall be entitled to receive his or her Retainer exclusively in cash, exclusively in unrestricted Shares ("Trust Manager Shares") or any portion in cash and Trust Manager Shares. Following the approval of this Plan by the shareholders of the Trust, each Non-Employee Trust Manager shall be given the opportunity, during the month in which the Non-Employee Trust Manager first becomes a Non-Employee Trust Manager and during each December thereafter, to elect among these choices for the balance of the calendar year (in the case of the election made during the month the Non-Employee Trust Manager first becomes a Non-Employee Trust Manager) and for the ensuing calendar year (in the case of a subsequent election made during any December). If the Non-Employee Trust Manager chooses to receive at least some of his or her Retainer in Trust Manager Shares, the election shall also indicate the percentage of the Retainer to be paid in Trust Manager Shares. If a Non-Employee Trust Manager makes no election during his or her first opportunity to make an election, the Non-Employee Trust Manager shall be assumed to have elected to receive his or her entire Retainer in cash. If a Non-Employee Trust Manager makes no election during any succeeding election month, the Non-Employee Trust Manager shall be assumed to have remade the election then currently in effect for that Non-Employee Trust Manager.

         10.2 Issuance. The Trust shall make the first issuance of Trust Manager Shares to electing Non-Employee Trust Managers on the first trading day following the last day of the full calendar quarter following the approval of the Plan by the Trust's shareholders. Subsequent issuances of Trust Manager Shares shall be made on the first trading day of each subsequent calendar quarter and shall be made to all persons who are Non-Employee Trust Managers on that trading day except any Non-Employee Trust Manager whose Retainer is to be paid entirely in cash. The number of Shares issuable to those Non-Employee Trust Managers on the relevant trading date indicated above shall equal:

                                  (% x R) / P
                                       4

where:
         %       =        the percentage of the Non-Employee Trust Manager's
                          Retainer that the Non-Employee Trust Manager elected or is deemed to have elected to receive in the form of Trust Manager Shares, expressed as a decimal;

         R       =        the Non-Employee Trust Manager's Retainer for the
                          year during which the issuance occurs;

         P       =        the fair market value of Shares determined in
                          accordance with Section 6.1(e).


Trust Manager Shares shall not include any fractional Shares. Fractions shall be rounded to the nearest whole Share (with one-half being rounded upward).

11.      SECURITIES LAWS

         Nothing in this Plan or in any Award or Award Agreement shall require the Trust to issue any Shares with respect to any Award if, in the opinion of counsel for the Trust, that issuance could constitute a violation of the Securities Act, any other law or the rules of any applicable securities exchange or securities association then in effect. As a condition to the grant or exercise of any Award, the Trust may require the Participant (or, in the event of the Participant's death, the Participant's legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant's (or such other person's) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant, exercise or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Trust shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

12.      EMPLOYMENT OR OTHER RELATIONSHIP

         Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Trust or any of its Affiliates to terminate any Participant's employment or status as a consultant or Trust Manager at any time, nor confer upon any Participant any right to continue in the employ of, or as a Trust Manager or consultant of, the Trust or any of its Affiliates.

13.      AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

         The Board may at any time amend, suspend or discontinue this Plan without shareholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform this Plan and Awards granted to the requirements of federal or other tax laws including without limitation Section 422 of the Code and/or ERISA, or to the requirements of Rule 16b-3. The provisions of the Plan relating to Awards for Non-Employee Trust Managers may not be amended more than once each six months. The Board may choose to require that the Trust's shareholders approve any amendment to this Plan in order to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or for any other reason.

14.      LIABILITY AND INDEMNIFICATION OF THE COMMITTEE

         No person constituting, or member of the group constituting, the Committee shall be liable for any act or omission on such person's part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's gross negligence or willful misconduct. The Trust shall indemnify each present and future person constituting, or member of the group constituting, the Committee against, and each person or member of the group constituting the Committee shall be entitled without further act on his or her part to indemnity from the Trust for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Declaration of Trust and Bylaws of the Trust.

15.      GRANTS TO PERSONS EXPECTED TO BECOME EMPLOYEES OR TRUST MANAGERS

         As allowed by this Plan, the Committee may grant Awards (other than ISOs) to persons who are expected to become Employees, Trust Managers (other than Non-Employee Trust Managers) or consultants of the Trust. The grant shall be deemed to have been made upon the date the grantee becomes an Employee, Trust Manager or consultant of the Trust without further action or approval by the Committee.

16.      CERTAIN TRUST MANAGERS AND OFFICERS

         All Award Agreements for Participants who are subject to Section 16(b) shall be deemed to include such additional limitations, terms and provisions as Rule 16b-3 then requires unless the Committee determines that any such Award should not comply with the requirements of Rule 16b-3. All Award Agreements relating to ISOs shall be deemed to include such additional terms and provisions as Section 422 of the Code or any successor provision thereto then requires under the Committee expressly determines that such Award should not comply with such requirements.

17.      SECURITIES LAW LEGENDS

         Certificates of Shares and Restricted Shares, when issued, may have the following legend and statements of other applicable restrictions endorsed thereon:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE SOLE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

This legend shall not be required for any Shares issued pursuant to an effective registration statement under the Securities Act.

18.      SEVERABILITY

         If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to eligible persons who are subject to Section 16(b) or Section 422 of the Code (with respect to ISOs)), those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with those requirements. With respect to ISOs, if this Plan does not contain any provision required to be included in a plan under Section 422 of the Code, that provision shall be deemed to be incorporated into this Plan with the same force and effect as if it had been expressly set out in this Plan; provided, however, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed to be a NQO for all purposes of the Plan.

19.      EFFECTIVE DATE AND PROCEDURAL HISTORY

         This Plan was originally approved by the Trust's Board on February 11, 1998. It was approved in that form by the holders of the Trust's voting shares on February 11, 1998 (the "Effective Date").